As filed with the Securities and Exchange Commission on April 6, 2010
Registration No. 333-

        SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Verisk Analytics, Inc.
(Exact Name of Registrant as specified in its charter)
Delaware		26-2994223
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)
545 Washington Boulevard Jersey City, NJ 07310-1686
(Address including zip code of Principal Executive Offices)

Verisk Analytics, Inc. 2009 Equity Incentive Plan Insurance Services Office, Inc. 1996 Incentive Plan
(Full title of the plan)

Kenneth E. Thompson Senior Vice President, General Counsel and Corporate Secretary 545 Washington Boulevard Jersey City, NJ 07310-1686 (201) 469-2000

(Name, address and telephone number, including area code, of agent for service)

Copy to:
Barbara Nims Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Class A Common Stock, par value $0.001 per share, to be issued under the Verisk Analytics, Inc. 2009 Equity Incentive Plan	13,750,000	$27.80	$382,250,000.00	$27,254.43
Class A Common Stock, par value $0.001 per share, to be issued under the Insurance Services Office, Inc. 1996 Incentive Plan	26,727,971	$27.80	$743,037,593.80	$52,978.59
Total Common Stock	40,477,971	$27.80	$1,125,287,593.80	$80,233.02
(1)
This Registration Statement on Form S-8 (this “Registration Statement”) covers shares of Class A Common Stock, par value $0.001 per share (“Common Stock”) of Verisk Analytics, Inc. (the “Company” or the “Registrant”) (i) issuable pursuant to the Verisk Analytics, Inc. 2009 Equity Incentive Plan (the “2009 Equity Incentive Plan”), (ii) issuable pursuant to the Insurance Services Office, Inc. 1996 Incentive Plan (the “1996 Equity Incentive Plan”, and together with the 2009 Equity Incentive Plan, the “Plans”) and (iii) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), any additional shares of Common Stock that become issuable under the Plans by reason of any stock dividend, stock split or other similar transaction.

(2)
Estimated pursuant to Rule 457(h) and Rule 457(c) under the Securities Act, solely for the purpose of computing the registration fee, based on the average of the high and low prices reported for a share of Common Stock on The NASDAQ Global Select Market on April 5, 2010.

(3)	Rounded up to the nearest penny.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of the Form S-8 instructions.  The documents containing the information specified in Part I will be delivered to the participants in the Plans as required by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents are incorporated herein by reference:

(a)  The Company’s Annual Report on Form 10-K (Registration No. 001-34480) for the fiscal year ended on December 31, 2009.

(b)  All reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the filing of the form referred to in (a) above.

(c)  The description of the Company’s capital stock which is contained in the Company’s Registration Statement on Form 8-A (Registration No. 333-152973), dated October 5, 2009, including any amendments or supplements thereto.

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

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Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Certain legal matters with respect to the offering of the shares of Common Stock registered hereby have been passed by Kenneth E. Thompson, Esq., Senior Vice President, General Counsel and Corporate Secretary of the Company.  Mr. Thompson holds employee stock options under the Plans to purchase shares of Common Stock.

Item 6.  Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant.  The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Article Twelfth of the Registrant’s Certificate of Incorporation provides for indemnification by the Registrant of its directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant’s Certificate of Incorporation provides for such limitation of liability.

The Registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit Number
4.1
Amended and Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to Amendment No. 6 to the Company’s Registration Statement on Form S-1, dated September 21, 2009 (Registration No. 333-152973))

4.2	Amended and Restated By-laws of the Company (incorporated herein by reference to Exhibit 3.2 to Amendment No. 6 to the Company’s Registration Statement on Form S-1, dated September 21, 2009

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(Registration No. 333-152973))

5	Opinion of Kenneth E. Thompson, Esq.

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Kenneth E. Thompson, Esq. (included in Exhibit 5)

24	Power of Attorney (included in the signature pages hereof)

99.1
Verisk Analytics, Inc. 2009 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.2 to Amendment No. 6 to the Company’s Registration Statement on Form S-1, dated September 21, 2009 (Registration No. 333-152973))

99.2
Form of Stock Option Award Agreement under Verisk Analytics, Inc. 2009 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.2 to the Company’s quarterly report on Form 10-Q, as filed by the Registrant on November 16, 2009)

99.3
Insurance Services Office, Inc. 1996 Incentive Plan and Form of Stock Option Agreement thereunder (incorporated herein by reference to Exhibit 10.9 to Amendment No. 6 to the Company’s Registration Statement on Form S-1, dated September 21, 2009 (Registration No. 333-152973))

Item 9.  Undertakings.

(a)  The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii)   To include any material information with respect to the Plans not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jersey City, State of New Jersey, on this 6th day of April, 2010.

Verisk Analytics, Inc.

By:	/s/ Frank J. Coyne
Name:	Frank J. Coyne
Title:	Chief Executive Officer, President and Chairman of the Board of Directors

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Frank J. Coyne and Kenneth E. Thompson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Frank J. Coyne	Chief Executive Officer, President and Chairman of the Board of Directors	April 6, 2010
Frank J. Coyne	(Principal Executive Officer)

/s/ Mark V. Anquillare	Chief Financial Officer	April 6, 2010
Mark V. Anquillare	(Principal Financial Officer and Principal Accounting Officer)

/s/ J. Hyatt Brown	Director	March 17, 2010
J. Hyatt Brown

/s/ Glen A. Dell	Director	March 17, 2010
Glen A. Dell

/s/ Christopher M. Foskett	Director	March 17, 2010
Christopher M. Foskett

/s/ Constantine P. Iordanou	Director	March 17, 2010
Constantine P. Iordanou

/s/ John F. Lehman, Jr.	Director	March 17, 2010
John F. Lehman, Jr.

/s/ Samuel G. Liss	Director	March 17, 2010
Samuel G. Liss

/s/ Andrew G. Mills	Director	March 17, 2010
Andrew G. Mills

/s/ Thomas F. Motamed	Director	March 17, 2010
Thomas F. Motamed

/s/ Arthur J. Rothkopf	Director	March 17, 2010
Arthur J. Rothkopf

/s/ David B. Wright	Director	March 17, 2010
David B. Wright

EXHIBIT INDEX

Exhibit Number
4.1
Amended and Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to Amendment No. 6 to the Company’s Registration Statement on Form S-1, dated September 21, 2009 (Registration No. 333-152973))

4.2
Amended and Restated By-laws of the Company (incorporated herein by reference to Exhibit 3.2 to Amendment No. 6 to the Company’s Registration Statement on Form S-1, dated September 21, 2009 (Registration No. 333-152973))

5	Opinion of Kenneth E. Thompson, Esq.

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Kenneth E. Thompson, Esq. (included in Exhibit 5)

24	Power of Attorney (included in the signature pages hereof)

99.1
Verisk Analytics, Inc. 2009 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.2 to Amendment No. 6 to the Company’s Registration Statement on Form S-1, dated September 21, 2009 (Registration No. 333-152973))

99.2
Form of Stock Option Award Agreement under Verisk Analytics, Inc. 2009 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.2 to the Company’s quarterly report on Form 10-Q, dated November 16, 2009)

99.3
Insurance Services Office, Inc. 1996 Incentive Plan and Form of Stock Option Agreement thereunder (incorporated herein by reference to Exhibit 10.9 to Amendment No. 6 to the Company’s Registration Statement on Form S-1, dated September 21, 2009 (Registration No. 333-152973))